Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in the foregoing Amendment No. 3 to the Registration Statement on Form S-1 (No: 333-212517) of our report dated July 14, 2016, with respect to the consolidated financial statements of NPQ Holdings Limited as of March 31, 2016, and for the period October 9, 2015 (Inception) to March 31, 2016. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.
Weinberg & Company, P.A.
Los Angeles, California
January 12, 2017